Exhibit 4.1



                             SONIC AUTOMOTIVE, INC.

                          EMPLOYEE STOCK PURCHASE PLAN


                              AMENDED AND RESTATED

                                      AS OF

                                  JUNE 5, 2000
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                             SONIC AUTOMOTIVE, INC.
                          EMPLOYEE STOCK PURCHASE PLAN

                              AMENDED AND RESTATED
                                      AS OF
                                  JUNE 5, 2000

                                TABLE OF CONTENTS
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ARTICLE I.  PURPOSE; EFFECTIVE DATE; DEFINITIONS; CONSTRUCTION..................1
         1.1      Purpose of Plan; Effective Date...............................1
         1.2      Definitions...................................................1
                  (a)      "Account"............................................1
                  (b)      "Base Pay"...........................................1
                  (c)      "Board of Directors".................................1
                  (d)      "Business Day".......................................1
                  (e)      "Cause"..............................................1
                  (f)      "Code"...............................................2
                  (g)      "Committee"..........................................2
                  (h)      "Company"............................................2
                  (i)      "Company Stock"......................................2
                  (j)      "Contributions"......................................2
                  (k)      "Employee"...........................................2
                  (l)      "Employer"...........................................2
                  (m)      "Exercise Date"......................................2
                  (n)      "Grant Date".........................................2
                  (o)      "Option".............................................2
                  (p)      "Participant"........................................2
                  (q)      "Plan"...............................................2
         1.3      Construction..................................................2

ARTICLE II.  ADMINISTRATION.....................................................3
         2.1      Appointment and Procedures of Committee.......................3
         2.2      Authority of Committee........................................3

ARTICLE III.  PARTICIPATION.....................................................3
         3.1      Eligibility to Participate....................................3
         3.2      Restrictions on Participation.................................3
         3.3      Leave of Absence..............................................4

ARTICLE IV.  CONTRIBUTIONS......................................................4
         4.1      Payroll Deductions............................................4
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
         4.2      Direct Payment................................................4
         4.3      Leave of Absence..............................................4
         4.4      Contributions to Accounts.....................................5
         4.5      Withdrawal of Contributions from Plan.........................5
         4.6      Termination of Employment.....................................5

ARTICLE V.  OPTIONS.............................................................5
         5.1      Company Stock Available for Options...........................5
         5.2      Granting of Options...........................................5
         5.3      Option Price..................................................6
         5.4      Option Period.................................................6
         5.5      Exercise of Options...........................................6
                  (a)      Automatic Exercise...................................6
                  (b)      Nontransferability of Options........................7
                  (c)      Effect of Termination of Employment..................7
                           (i)      Termination of Employment Related to Cause..7
                           (ii)     Termination of Employment Due to Death......7
                           (iii)    Other Termination of Employment.............7
                  (d)      Leave of Absence.....................................8
                  (e)      Delivery of Stock....................................8
                  (f)      Acceleration of Exercisability of Options Upon
                           Occurrence of Certain Events.........................8
                  (g)      Registration, Listing and Qualification of Shares of
                           Stock................................................8

ARTICLE VI.  MISCELLANEOUS......................................................9
         6.1      Adjustments Upon Changes in Capitalization....................9
         6.2      Approval of Shareholders......................................9
         6.3      Amendment, Suspension and Termination.........................9
         6.4      Intent to Comply With Code Section 423........................9
         6.5      Equal Rights and Privileges...................................9
         6.6      Use of Funds.................................................10
         6.7      Withholding..................................................10
         6.8      Effect of Plan...............................................10
         6.9      No Employment Rights.........................................10
         6.10     Governing Law................................................10
         6.11     Other Actions................................................10

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                             SONIC AUTOMOTIVE, INC.
                          EMPLOYEE STOCK PURCHASE PLAN

                              AMENDED AND RESTATED
                                      AS OF
                                  JUNE 5, 2000


          ARTICLE I. PURPOSE; EFFECTIVE DATE; DEFINITIONS; CONSTRUCTION

       1.1 Purpose of Plan; Effective Date. The purpose of the Plan, which shall be known as the Sonic Automotive, Inc. Employee Stock Purchase Plan (the "Plan"), is to provide employees of Sonic Automotive, Inc. (the "Company") and its participating subsidiaries, within the meaning of Section 424(f) of the Internal Revenue Code of 1986, as amended (the "Code") (which hereinafter shall be referred to collectively with the Company as the "Employer"), an opportunity to acquire a proprietary interest in the Company through the purchase of the Class A Common Stock, $.01 par value per share, of the Company. This Plan is intended to qualify as an "employee stock purchase plan" within the meaning of
Section 423 of the Code.

         The Plan became effective when it was adopted and approved by the Board of Directors and the shareholders of the Company on October 9, 1997. The Plan was subsequently amended and restated as of December 3, 1998 and again amended and restated as of June 8, 1999. The Company hereby amends and restates the Plan as of June 5, 2000 as set forth herein.

       1.2 Definitions. Throughout this Plan, the following terms shall have the meanings indicated:

              (a) "Account" shall mean a memorandum account maintained to record each Participant's Contributions pending purchase of Company Stock.

              (b) "Base Pay" shall mean the Participant's regular cash compensation (excluding overtime pay, bonuses, shift premiums, commissions, fringe benefits, other special payments and imputed income) determined without reduction for Contributions made under this Plan or contributions to any Code
Section 401(k) or Section 125 Plan.

              (c) "Board of Directors" shall mean the Board of Directors of the Company.

              (d) "Business Day" shall mean any day other than a Saturday, Sunday or holiday.

              (e) "Cause" shall mean any act, action or series of acts or actions or any omission, omissions or series of omissions which, in the opinion of the Committee, result in, or which have the effect of resulting in, (i) the commission of a crime by the Participant involving moral turpitude, which crime has a material adverse impact on the Employer, (ii) gross negligence or willful misconduct which is continuous and results in material damage to the Employer, or (iii) the continuous, willful failure of the person in question to follow the reasonable directives of the Employer.
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              (f) "Code" shall mean the Internal Revenue Code of 1986, as amended, any successor revenue laws of the United States, and the rules and regulations promulgated thereunder.

              (g) "Committee" shall mean the committee of directors of the Company appointed by the Board of Directors in accordance with Section 2.1 to administer this Plan, or in the event that no such committee exists or is appointed, "Committee" shall mean the Board of Directors.

              (h) "Company" shall mean Sonic Automotive, Inc., a corporation organized and existing under the laws of the State of Delaware.

              (i) "Company Stock" shall mean the Class A Common Stock, $.01 par value per share, of the Company.

              (j) "Contributions" shall mean the after-tax payroll deductions or other permissible contributions made by Participants to the Plan pursuant to
Article IV.

              (k) "Employee" shall mean any person who (i) is employed on a full-time or part-time basis by a participating Employer, (ii) is regularly scheduled to work more than twenty hours per week for a participating Employer, and (iii) is customarily employed more than five months in any calendar year by a participating Employer. Independent contractors and outside directors shall not be included in the definition of Employee for purposes of this Plan.

              (l) "Employer" shall mean the Company and any of its present or future subsidiaries (within the meaning of Section 424(f) of the Code) which the Committee may designate from time to time as participating Employers under this Plan.

              (m) "Exercise Date" shall mean the last Business Day of March, June, September and December on which the principal trading market for Company Stock is open for trading, plus any other interim dates during the year which the Committee designates as Exercise Dates.

              (n) "Grant Date" shall mean (i) initially, January 1, 1998, and
(ii) each January 1 thereafter during the term of the Plan.

              (o) "Option" shall mean an option to purchase shares of Company Stock granted by the Committee to a Participant pursuant to this Plan.

              (p) "Participant" shall mean an Employee participating in this Plan in accordance with Article III.

              (q) "Plan" shall mean this Sonic Automotive, Inc. Employee Stock Purchase Plan, as amended from time to time.

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    1.3 Construction. The masculine gender, where appearing in the Plan, shall be deemed to include the feminine gender, unless the context clearly indicates to the contrary. The words "hereof," "herein," "hereunder" and other similar compounds of the word "here" shall mean and refer to the entire Plan and not to any particular provision or Section.

                           ARTICLE II. ADMINISTRATION

    2.1 Appointment and Procedures of Committee. The Plan shall be administered by the Board of Directors or a Committee appointed from time to time by the Board of Directors. The Committee shall consist of not fewer than two members of the Board of Directors. No member of the Board of Directors who serves on the Committee shall be eligible to participate in the Plan. The Committee shall hold its meetings at such times and places as it may determine. A majority of its members shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. Any decision or determination reduced to writing and signed by all members shall be as effective as if it had been made by a majority vote at a meeting duly called and held. The Committee may appoint a secretary (who need not be a member of the Committee).

    2.2 Authority of Committee. The Committee, subject to the terms of the Plan, shall have plenary authority in its discretion to interpret and construe the Plan (including, without limitation, any of its terms which are uncertain, doubtful or disputed); to decide all questions of Employee eligibility hereunder; to determine the amount, manner and timing of all Options and purchases of Company Stock hereunder (unless otherwise determined by the Board of Directors); to establish, amend and rescind rules and regulations pertaining to the administration of the Plan; and to make determinations and interpretations and take such other administrative actions as it deems necessary or advisable for the administration of this Plan. The express grant in the Plan of any specific power to the Committee shall not be construed as limiting any power or authority of the Committee. No member of the Committee shall be liable for any act, determination or omission with respect to his service on the Committee, if he acts in good faith and in a manner he reasonably believes to be in or not opposed to the best interests of the Employer. All expenses of administering this Plan shall be borne by the Employer.

                           ARTICLE III. PARTICIPATION


    3.1 Eligibility to Participate. Subject to the restrictions of Section 3.2 below, any Employee employed on the date of the closing of the Company's initial public offering shall be eligible to participate in this Plan as of the initial Grant Date under the Plan (provided that the Employee is still employed on such Grant Date). Each other Employee shall be eligible to participate in the Plan with respect to a Grant Date if, as of such Grant Date, the Employee has completed a year of service with the Employer (provided that the Employee is still employed on such Grant Date). For purposes of eligibility to participate in this Plan, the following service shall be recognized: (a) service with an entity prior to the acquisition by the Company, or one of its subsidiaries, of a controlling interest in or substantially all of the assets of such entity, and
(b) service with an affiliate of the Company which directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the Company.

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    3.2 Restrictions on Participation. Notwithstanding the foregoing Section
3.1, no Employee shall be eligible to participate in the Plan if such Employee owns or holds options to purchase (or upon participation in this Plan would own or hold options to purchase) stock possessing an aggregate of 5% or more of the total combined voting power or value of all classes of stock of the Company or any other Employer (as determined in accordance with the rules of Section 424(d) of the Code relating to attribution of stock ownership).

    3.3 Leave of Absence. For purposes of participation in the Plan, an Employee on a leave of absence shall be deemed to continue to be an Employee for the first ninety days of such leave of absence and such Employee's employment shall be deemed to have terminated at the close of business on the ninetieth day of such leave of absence unless such Employee shall have returned to regular full-time or part-time employment prior to the close of business on such ninetieth day (or unless the Employee's reemployment is guaranteed by statute or contract). Termination by the Company of any Employee's leave of absence, other than termination of such leave of absence on return to regular full-time or part-time employment, shall terminate an Employee's employment for all purposes of the Plan.

                            ARTICLE IV. CONTRIBUTIONS

    4.1 Payroll Deductions. By written election, made and filed with the Committee pursuant to the Committee's rules and procedures, a Participant may elect to designate a whole percentage between one percent and ten percent (or such higher or lower percentage as may be allowed by the Committee's rules and procedures) of his Base Pay to be deferred by payroll deduction as a Contribution to the Plan. Payroll deductions shall commence as soon as administratively practicable following the filing of such written election with the Committee. The Committee in its discretion may develop additional rules and procedures regarding payroll deduction elections.

           A Participant may change or revoke his payroll deduction amount by filing, on such forms and in accordance with such rules and procedures as the Committee in its discretion may prescribe, a revised written election with the Committee. Such modification or revocation shall take effect as soon as administratively practicable after the Committee's receipt of such revised election. Notwithstanding the foregoing, a Participant may change his payroll deduction election only once each calendar quarter, or as otherwise specifically allowed by the Committee's rules and procedures. If payroll deductions are discontinued, payroll deductions may not be resumed by the Participant until the payroll period which begins on or after the next Exercise Date, or as otherwise specifically allowed by the Committee's rules and procedures. Under no circumstances may a Participant's payroll deduction election be made, modified or revoked retroactively.

    4.2 Direct Payment. In accordance with such rules and procedures as the Committee may prescribe in its discretion and in lieu of payroll deductions pursuant to Section 4.1, a Participant may elect to make Contributions by direct cash payment (including by check, subject to the Committee's rules and procedures) to the Plan rather than by payroll deduction. Such direct payments must be received by the Plan at least ten Business Days prior to an Exercise Date in order for such payments to be applied in the exercise of an Option for the purchase of Company Stock on such Exercise Date.

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    4.3 Leave of Absence. If a Participant is on a leave of absence, such
Participant shall have the right to elect to (a) withdraw from the Plan and receive a distribution of the balance in his Account pursuant to Section 4.5,
(b) discontinue Contributions to the Plan but remain a Participant in the Plan, or (c) subject to Section 3.3(c), remain a Participant in the Plan during such leave of absence, authorizing deductions to be made from payments by the Company to the Participant during such leave of absence, or making direct cash payments to the Plan pursuant to Section 4.2.


    4.4 Contributions to Accounts. A memorandum Account shall for each Participant for the purpose of accounting for Contributions credited to Accounts as soon as administratively practicable following of other permissible direct cash payment. Amounts credited to.

    4.5 Withdrawal of Contributions from Plan. Prior to the end of may elect to withdraw the Contributions credited to his Account for notice thereof with the Committee on such forms and in accordance Committee may prescribe. The Participant's Contributions shall be administratively practicable after the Committee's receipt of his notice no further payroll deductions shall be made from his Base Pay.

    4.6 Termination of Employment. Upon termination of a Participant's employment for any reason, such Participant may no longer make Contributions to the Plan or be granted Options under the Plan. A Participant's right, if any, to exercise any unexpired Option he holds as of his termination of employment shall be determined in accordance with Section 5.5(c).


                               ARTICLE V. OPTIONS

    5.1 Company Stock Available for Options. There shall be available for Options under the Plan an aggregate maximum of 1,800,000 shares of Company Stock, subject to any adjustments which may be made pursuant to Section 6.1 of the Plan in connection with changes in capitalization of the Company. Shares of Company Stock used for purposes of the Plan may be either authorized and unissued shares, or previously issued shares held in the treasury of the Company, or both. Shares of Company Stock covered by Options which have expired prior to exercise shall be available for further Options granted hereunder.

    5.2 Granting of Options. The Plan shall be implemented by annual offerings of approximately twelve months duration (except as otherwise provided in Section 5.4). As of each Grant Date, all eligible Employees shall be granted an Option to purchase shares of Company Stock. The Board of Directors or the Committee shall determine the number of shares of Company Stock available for purchase under each Option to be granted as of such Grant Date; provided that, the same number of shares must be available under each Option granted as of such Grant Date. No Participant may be granted an Option which permits his rights to purchase stock under this Plan and all other employee stock purchase plans of the Company or Employer to accrue at a rate which exceeds $25,000 of the fair market value of such stock (determined at the time such Option is granted) for each calendar year in which such Option is outstanding at any time.

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    5.3 Option Price. The purchase price per share of Company Stock which may be acquired pursuant to the exercise of all or any portion of an Option granted under this Plan shall be eighty-five percent of the lesser of (i) the fair market value per share of Company Stock on the applicable Grant Date, and (ii) the fair market value per share of Company Stock on the applicable Exercise
Date. For purposes of this Section 5.3, the fair market value per share of Company Stock shall be the closing price on the last Business Day prior to the date of reference, or in the event that no sales take placesuch date, the average of the closing high bid and national securities exchange on which the Company Company Stock is not listed or admitted to trading on price reported on the National Market System of the Automated Quotation system ("NASDAQ") on such asked prices of the Company Stock in the over-such date, as furnished to the Committee by any New to time by the Committee for such purposes. If on such date, the average of the closing high bid and low asked prices, in either case on the principal national securities exchange on which the Company Stock is listed or admitted to trading, or if the Company Stock is not listed or admitted to trading on any national securities exchange, the last sale price reported on the National Market System of the National Association of Securities Dealers Automated Quotation system ("NASDAQ") on such date, or the average of the closing high bid and low asked prices of the Company Stock in the over-the-counter market reported on NASDAQ on such date, as furnished to the Committee by any New York Stock Exchange member selected from time to time by the Committee for such purposes. If there is no bid or asked price reported on any such date, the fair market value shall be determined by the Committee in accordance with the regulations promulgated under Section 2031 of the Code, or by any other appropriate method selected by the Committee.

    5.4 Option Period. Each Option granted to a Participant under the Plan shall expire on the earliest of (a) the last Exercise Date of the calendar year in which the Option was granted, (b) the Participant's voluntary withdrawal from the Plan following termination of employment, and (c) the date of the Participant's termination of employment related to Cause, or the Exercise Date immediately following the Participant's termination of employment for any reason unrelated to Cause. In no event will the duration of an Option period exceed twenty-seven months (or such other applicable period permitted under Section 423(b)(7) of the Code) from the date on which such Option is granted.

    5.5 Exercise of Options.

           (a) Automatic Exercise. Any Option granted to a Participant shall be exercised automatically on each Exercise Date during the calendar year of the Option's Grant Date in whole or in part such that the Participant's accumulated Contributions as of such Exercise Date shall be applied to the purchase of the maximum number of whole shares of Company Stock that his Contributions will allow at the applicable Option price (determined in accordance with Section 5.3), limited to the number of shares subject to such Option. In the event that the number of shares of Company Stock that may be purchased by all Participants in the Plan exceeds the number of shares then available for issuance under the Plan, the Committee shall make a pro rata allocation of the available shares in as uniform a manner as it determines to be practicable and equitable. Any remaining Contributions in the Participant's Account amounting to less than the Option price of a whole share of Company Stock shall be carried forward and applied on the next Exercise Date; provided that, Contributions remaining after the last Exercise Date of the calendar year may be distributed to the Participant at his election.

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           (b) Nontransferability of Options. During a Participant's lifetime,
Options held by such Participant shall be exercisable only by that Participant. No Option shall be transferable other than by will or the laws of descent and distribution.

           (c) Effect of Termination of Employment.

              (i) Termination of Employment Related to Cause. Upon termination of a Participant's employment related to Cause, the Participant's participation in the Plan also shall terminate. Any unexpired Option he holds will expire as of the date of his termination of employment. Remaining contributions credited to his Account shall be distributed to the Participant as soon as administratively practicable following termination of employment.

              (ii) Termination of Employment Due to Death. In the event of the death of the Participant while employed, or during the period following his termination of employment for any reason unrelated to Cause but prior to the next Exercise Date, the Participant's estate shall have the right to elect by written notice to the Committee prior to the earlier of the expiration of sixty days commencing with the date of the Participant's death and the Exercise Date next following the date of the Participant's death:

                      (A) To withdraw all of the Contributions then credited to the Participant's Account under the Plan, or

                      (B) To allow any unexercised Option held by the Participant as of the date of his death to be exercised for the purchase of Company Stock on the Exercise Date next following the date of the Participant's death in accordance with Section 5.5(a), but only to the extent such Option was exercisable on the date of the Participant's death, with any remaining Contributions credited to the Participant's Account being distributed to the Participant's estate as soon as administratively practicable after such Exercise Date.

In the event that no such written election is timely and properly received by the Committee, all Contributions credited to the Participant's Account shall be distributed to the Participant's estate. In no event shall any Option be exercisable beyond the applicable exercise period specified in Section 5.4 of the Plan.

            (iii) Other Termination of Employment. Upon termination of a Participant's employment for any reason unrelated to Cause or death, the Participant may at his election:

                      (A) Withdraw from the Plan pursuant to Section 4.5 and request the return of the remaining Contributions then credited to his Account, or

                      (B) Continue participation in the Plan, subject to the provisions of Section 4.6, until the Exercise Date next following his date of termination of employment for the limited purpose of allowing any unexpired Option he holds as of his termination of employment to be exercised automatically in accordance with Section 5.5(a) on the Exercise Date next following his termination of employment, but only to the extent such Option was exercisable on the date of the Participant's termination of

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employment, with any remaining Contributions credited to the Participant's
Account being distributed to the Participant as soon as administratively practicable after such Exercise Date.

        (d) Leave of Absence. A Participant on a leave of absence shall, subject to the election made by such Participant pursuant to Section 4.3 and subject to this Section 5.5(d), continue to be a Participant in the Plan so long as such Participant is on continuous leave of absence. A Participant who has been on leave of absence for more than ninety days and who therefore is not an Employee for purposes of the Plan (unless the right to reemployment is guaranteed by statute or contract) shall not be entitled to participate in any offering commencing on any Grant Date following the ninetieth day of such leave of absence. Notwithstanding any other provisions of the Plan, unless a Participant on a leave of absence returns to eligible regular full-time or part-time employment with the Employer at the earlier of (i) the termination of such leave of absence, or (ii) the day after the ninetieth day of such leave of absence, such Participant's employment shall be deemed to have terminated for purposes of the Plan on whichever of such dates first occurs (unless the Participant's right to reemployment is guaranteed by statute or contract).

        (e) Delivery of Stock. As soon as administratively practicable after each Exercise Date, the Company or the Committee will deliver to each Participant, as applicable, certificates evidencing shares of Company Stock purchased under this Plan.

        (f) Acceleration of Exercisability of Options Upon Occurrence of Certain Events. In connection with any merger or consolidation in which the Company is not the surviving corporation and which results in the holders of the outstanding voting securities of the Company (determined immediately prior to such merger or consolidation) owning less than a majority of the outstanding voting securities of the surviving corporation (determined immediately following such merger or consolidation), or any sale or transfer by the Company of all or substantially all of its assets or any tender offer or exchange offer for or the acquisition, directly or indirectly, by any person or group of all or a majority of the then-outstanding voting securities of the Company, all outstanding Options under the Plan shall become exercisable in full, notwithstanding any other provision of the Plan or of any outstanding Options granted thereunder, on and after (i) the fifteenth day prior to the effective date of such merger, consolidation, sale, transfer or acquisition or (ii) the date of commencement of such tender offer or exchange offer, as the case may be. Notwithstanding the foregoing, in no event shall any Option be exercisable after the date of termination of the exercise period of such Option specified in Section 5.4.

        (g) Registration, Listing and Qualification of Shares of Stock. Each Option shall be subject to the requirement that if at any time the Board of Directors shall determine that the registration, listing or qualification of shares of Company Stock covered thereby upon any securities exchange or under any federal or state law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such option or the purchase of shares of Company Stock thereunder, no such Option may be exercised unless and until such registration, listing, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board of Directors. The Employer may require that any person exercising an Option shall make such

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representations and agreements and furnish such information as it deems appropriate to assure compliance with the foregoing or any other applicable legal requirement.

                            ARTICLE VI. MISCELLANEOUS

    6.1 Adjustments Upon Changes in Capitalization. In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, rights offering or any other change in the corporate structure or shares of the Company, unless the Committee should determine otherwise, corresponding adjustments automatically shall be made to the number and kind of shares of Company Stock available for issuance under this Plan, the number and kind of shares of Company Stock covered by outstanding Options under this Plan, and the exercise price per share for outstanding Options. In addition, the Committee may make such other adjustments as it determines to be equitable. Any adjustments made pursuant to this Section 6.1 remain subject to the limitations of Section 423 of the Code (including its $25,000 annual limitations).

    6.2 Approval of Shareholders. The original adoption of the Plan was subject to the approval, within twelve months before or after the adoption of the Plan by the Board of Directors, by a majority of the votes cast thereon by the stockholders of the Company at a meeting of stockholders duly called and held for such purpose or by unanimous written consent of such stockholders, and no Option granted hereunder was exercisable prior to such approval. Such approval was obtained on October 9, 1997.

    6.3 Amendment, Suspension and Termination. The Board of Directors may at any time amend, suspend or terminate this Plan; provided, however, that the Board of Directors shall not increase the maximum number of shares of Company Stock for which Options may be granted under the Plan except as provided in Section 6.1 without obtaining approval of the stockholders in the manner described in
Section 6.2. The Plan will continue until terminated by the Board of Directors or until all of the shares of Company Stock reserved for issuance under the Plan have been issued, whichever first occurs. No amendment, suspension or termination of the Plan may, without the consent of the Participants then holding Options to purchase Company Stock, adversely affect the rights of such Participants under such Options.

    6.4 Intent to Comply With Code Section 423. It is intended that this Plan qualify as an "employee stock purchase plan" under Section 423 of the Code. The provisions of this Plan shall be construed so as to extend and limit participation in a manner consistent with the requirements of that Section of the Code. In the event of an inconsistency between the Plan and Section 423 of the Code, the Plan shall be interpreted in a manner which complies with the requirements of Section 423 of the Code and the regulations thereunder, without further act or amendment by the Company or the Board of Directors unless otherwise required pursuant to Section 6.3 of this Plan.

    6.5 Equal Rights and Privileges. All Participants granted Options under this Plan shall have equal rights and privileges within the meaning of Section 423(b)(5) of the Code and the regulations thereunder. The provisions applying to one Option granted on a Grant Date must apply in the same manner to all other Options granted on such Grant Date.

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    6.6 Use of Funds. All Contributions received and held by the Employer under this Plan may be used by the Employer for any corporate purpose and the Employer shall not be obligated to segregate such Contributions.

    6.7 Withholding. An Employee granted Options under this Plan shall be conclusively deemed to have authorized the Company and his Employer to withhold from the salary, commissions or other compensation of such Employee funds in amounts or property (including Company Stock) in value equal to any federal, state and local income, employment or other withholding taxes applicable to the income recognized by such Employee and attributable to the Options as, when and to the extent, if any, required by law; provided; however, that, in lieu of the withholding of federal, state and local taxes as herein provided, the Company may require the Participant (or his estate pursuant to Section 5.5(c)(ii)) to pay to the Company, upon its demand, such amount as may be requested by the Company for the purpose of satisfying taxes, including taxes that may be the Participant due to the disposition of Company Stock by the Participant prior to the the holding periods described in Section 423(a) of the Code. If the amount requested is not Company may refuse to issue the shares of Company Stock attributable to the Option's

    6.8 Effect of Plan. This Plan shall be binding upon each Participant and his including, without limitation, such Participant's estate and the executors, administrators or thereof, heirs and legatees, and any receiver, trustee in bankruptcy or representative of such Participant.

    6.9 No Employment Rights. Nothing in this Plan or in any Option granted the Plan shall be construed as a contract of employment between the Employer and any or as a right of any employee to continue in the employ of the Employer, or as a limitation of of the Employer to discharge any of its employees, with or without cause.

    6.10 Governing Law. This Plan and all rights and obligations hereunder shall be in accordance with and governed by the laws of the State of North Carolina, except to the laws are preempted by the laws of the United States.

    6.11 Other Actions. Nothing contained in the Plan shall be construed to limit the of the Company to exercise its corporate rights and powers, including, but not by way of the right of the Company to grant or assume options for proper corporate purposes other than the Plan with respect to any employee or other person, firm, corporation or association.

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


requested by the Company for the purpose of satisfying taxes, including taxes that may be owed by the Participant due to the disposition of Company Stock by the Participant prior to the expiration of the holding periods described in
Section 423(a) of the Code. If the amount requested is not paid, the Company may refuse to issue the shares of Company Stock attributable to the Option's exercise.
                                       11